Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 16, 2001 relating to the financial statements and the financial statement schedule, which appear in the Trico Marine Services, Inc. and Subsidiaries Annual Report on Form 10-K as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

New Orleans, Louisiana
May 3, 2001